EXHIBIT 4.10


                     WARRANT AGREEMENT AMENDMENT AND WAIVER


                  This AMENDMENT TO WARRANT AGREEMENT AND WAIVER is dated as of March 30, 2000 ("AGREEMENT"), by and between PATHNET, INC. (the "Company"), a Delaware corporation, and THE BANK OF NEW YORK, warrant agent (with any successor warrant agent, the "WARRANT AGENT").

                  WHEREAS, the Company proposes to enter into a reorganization involving the Company, Pathnet Telecommunications, Inc. ("Pathnet Telecom"), the existing shareholders of Company, and certain proposed new shareholders of Pathnet Telecom (the "Reorganization").

                  WHEREAS, in conjunction with the Reorganization, the Company and the Warrant Agent desire to amend the Warrant Agreement (the "Warrant Agreement") dated as April 8, 1998 by and between the Company and the Warrant Agent pursuant to the terms of this Agreement.

                  WHEREAS, in conjunction with the Reorganization, the Company and the Warrant Agent desire to waive certain provisions of the Warrant Agreement as set out in this Agreement.

                  WHEREAS, Section 7.01 of the Warrant Agreement provides that the Company and the Warrant Agent may amend the terms of the Warrant Agreement and the Warrants, and waivers to departures from the terms of the Warrant
Agreement and Warrants may be given, with the consent of the Requisite Warrant Holders (as defined in the Warrant Agreement).

                  WHEREAS, the Requisite Warrant Holders have consented to the proposed amendments to and waivers of the Warrant Agreement.

                  NOW, THEREFORE, the parties hereto agree as follows:



                                    ARTICLE I
                                   DEFINITIONS

                  SECTION 1.01. Capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Warrant Agreement.


                                   ARTICLE II
                                   AMENDMENTS

                  SECTION 2.01. Effective as of the date hereof, Section 5.01(d) of the Warrant Agreement shall be amended by inserting, immediately after the phrase, "(a "Fundamental Transaction")," in the sixth line, the following words:
"(it  being   understood  that  a  single   transaction  or  series  of  related
transactions pursuant to which not less than ninety-five percent of the outstanding shares of capital stock of the Company are exchanged for shares in a single Affiliate (or any Person who, pursuant to such transaction, will become such an Affiliate) shall be deemed to be a Fundamental Transaction, and the Affiliate acquiring such shares shall, for purposes of this clause, be deemed to be the Surviving Person (as defined below)),".

                  SECTION 2.02. Subject to, and effective as of, the consummation of the Reorganization, the date "April 8, 2000" shall be deleted where it appears in the definition of "Exercise Event" in Section 2.01 of the Warrant Agreement, and from the two places where it appears in Exhibit A (Form of Warrant Certificate) to the Warrant Agreement and in each place where such date is deleted the date "April 30, 2001" shall be inserted.

                                   ARTICLE III
                                     WAIVERS


 .........         SECTION  3.01. The Company and the Warrant  Agent hereby waive the provisions of Section 2.02(a) of the Warrant Agreement such that the consummation of the Reorganization will not be deemed to constitute a Change of Control nor an Exercise Event for the purposes of the Warrant Agreement.

                                   ARTICLE IV
                                  MISCELLANEOUS

                  SECTION 4.01. This Agreement shall be governed by and construed in accordance with the laws of the state of New York.

                  SECTION 4.02. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

                  SECTION 4.03. A copy of this Agreement shall be available during regular business hours at the principal corporate trust office of the Warrant Agent, for inspection by the holder of any Warrant Certificate. The
Warrant Agent may require such holder to submit his Warrant Certificate for inspection by it.

                  SECTION 4.04. Except as expressly amended or waived by this Agreement, the Warrant Agreement shall continue unchanged and in full force and effect.




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                  IN WITNESS  WHEREOF,  this Agreement has been duly executed by the parties hereto as of the day and year first above written.


                               PATHNET, INC.


                               By:/s/ W.R. Smedberg V
                                  ---------------------------------------
                                  Name:
                                  Title:


                               THE BANK OF NEW YORK,
                                  Warrant Agent


                                By: /s/ Terence Rawlins
                                   ---------------------------------------
                                   Name:     Terence Rawlins
                                   Title:    Assistant Vice President